As filed with the Securities and Exchange Commission on March 2, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARDICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3287832 (I.R.S. Employer Identification Number)

900 Saginaw Drive
Redwood City, California 94063
(650) 364-9975
(Address of principal executive offices)

1997 Equity Incentive Plan
2005 Equity Incentive Plan
(Full title of the plans)

Bernard Hausen, M.D., Ph.D.
Chief Executive Officer
Cardica, Inc.
900 Saginaw Drive
Redwood City, California 94063
(650) 364-9975
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Nancy H. Wojtas, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	977,995 shares	$2.54	$2,484,107.30	$265.80
Common Stock, par value $0.001 per share	408,377 shares	$9.91	$4,047,016.07	$433.03
Common Stock, par value $0.001 per share	3,333 shares	$9.00	$29,997.00	$3.21

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for outstanding options granted pursuant to the Registrant’s 1997 Equity Incentive Plan, (b) the weighted average price of restricted stock issued pursuant to the 1997 Equity Incentive Plan to be registered and (c) the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market on February 28, 2006. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share(2)	Aggregate Offering Price
Shares issuable pursuant to outstanding options under the 1997 Equity Incentive Plan	977,995	$2.54 (2)(a)	$2,484,107.30
Shares issued pursuant to a restricted stock purchase agreement under the 1997 Equity Incentive Plan	3,333	$9.00 (2)(b)	$29,997.00
Shares reserved for future grant under the 2005 Equity Incentive Plan	408,377	$9.91 (2)(c)	$4,047,016.07
Proposed Maximum Offering Price			$6,561,120.37
Registration Fee			$702.04

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
ITEM 8. EXHIBITS
ITEM 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 99.2

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by Cardica, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
     (a) The Company’s Quarterly Report on Form 10-Q filed on February 27, 2006.
     (b) The Company’s prospectus filed on February 7, 2006 pursuant to Rule 424(b) under the Securities Act of 1933, as may be amended, relating to the Registration Statement on Form S-1 (File No. 333-129497), that contains unaudited financial statements for the three months ended September 30, 2004 and 2005 and audited financial statements for the years ended June 30, 2003, 2004 and 2005, the latest fiscal years for which such statements have been filed.
     (c) The description of the Company’s Common Stock which is contained in a registration statement on Form 8-A filed on February 2, 2006 (File No. 000-51772), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     (d) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     The validity of the shares of common stock offered hereby has been passed upon for the Company by Cooley Godward LLP. GC&H Investments, LLC, an investment fund affiliated with Cooley Godward LLP, owns an aggregate of 20,641 shares of the Company’s common stock, and Cooley Godward LLP owns an aggregate of 4,333 shares of the Company’s common stock.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Company’s amended and restated certificate of incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under the General Corporation Law of the State of Delaware.
     The Company’s amended and restated bylaws provide that the Company will indemnify its directors and executive officers, and may indemnify its other officers, employees and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under the Company’s amended and restated bylaws, the Company is also empowered to enter into indemnification agreements with its directors, officers and other agents and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has procured and intends to maintain a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.
     The Company has entered into an indemnification agreement with one of its directors, Stephen Yencho. Under this agreement, the Company is required to indemnify Dr. Yencho against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any actual or threatened proceeding, if he may be made a party to such proceeding because he is or was one of the Company’s directors or officers. The Company is obligated to pay these amounts only if Dr. Yencho acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company’s best interests. The indemnification agreement also sets forth procedures that will apply in the event of a claim for indemnification. The Company is also obligated to advance expenses, subject to an undertaking to repay amounts advanced if Dr. Yencho is ultimately determined not to be entitled to indemnification.

     The Company has entered into an underwriting agreement which provides for indemnification by the underwriters of the Company and its officers and directors for certain liabilities arising under the Securities Act of 1933, as amended, or otherwise.
     See also the undertakings set out in response to Item 9 herein.
ITEM 8. EXHIBITS

Exhibit
Number	Exhibit Title

3.2*	Amended and Restated Certificate of Incorporation of Cardica, Inc.

3.4*	Amended and Restated Bylaws.

3.5*	Specimen common stock certificate.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1*	1997 Equity Incentive Plan and forms of related agreements.+

99.2	Form of 1997 Equity Incentive Plan Restricted Stock Purchase Agreement.+

99.3*	2005 Equity Incentive Plan and forms of related agreements.+

*	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1, as amended (333-129497), originally filed with the Commission on November 4, 2005, and incorporated by reference herein.

+	Indicates management contract or compensatory plan.
ITEM 9. UNDERTAKINGS
1. The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on this 2nd day of March, 2006.

Cardica, Inc.
By:	/s/ Bernard A. Hausen
Bernard A. Hausen, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints Bernard Hausen, M.D., Ph.D., and Robert Newell, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bernard A. Hausen Bernard A. Hausen, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2006
/s/ Robert Y. Newell Robert Y. Newell	Chief Financial Officer (Principal Financial and Accounting Officer)	March 2, 2006
/s/ J. Michael Egan J. Michael Egan	Director	March 2, 2006
/s/ Kevin T. Larkin Kevin T. Larkin	Director	March 2, 2006
/s/ Richard P. Powers Richard P. Powers	Director	March 2, 2006

Signature	Title	Date
/s/ Robert C. Robbins Robert C. Robbins, M.D.	Director	March 2, 2006
/s/ John Simon John Simon, Ph.D.	Director	March 2, 2006
/s/ Stephen A. Yencho Stephen A. Yencho, Ph.D.	Director	March 2, 2006
/s/ William H. Younger William H. Younger, Jr.	Director	March 2, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

3.2*	Amended and Restated Certificate of Incorporation of Cardica, Inc.

3.4*	Amended and Restated Bylaws.

3.5*	Specimen common stock certificate.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1*	1997 Equity Incentive Plan and forms of related agreements.+

99.2	Form of 1997 Equity Incentive Plan Restricted Stock Purchase Agreement.+

99.3*	2005 Equity Incentive Plan and forms of related agreements.+

*	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1, as amended (333-129497), originally filed with the Commission on November 4, 2005, and incorporated by reference herein.

+	Indicates management contract or compensatory plan.